Exhibit 99.1

NEWS RELEASE

COMSTOCK REPORTS THIRD QUARTER 2026 RESULTS

SOLAR RECYCLING UNDERWAY; MINE SALE GAIN; SSOF MONETIZATION; BUYBACK AUTHORIZED

RENO, NEVADA, November 4, 2026 - Comstock Inc. (NYSE American: LODE) (“Comstock,” “we,” “our,” and the “Company”), today announced its third quarter 2026 financial and business results, recent updates and outlook.

Selected Financial, Corporate & Business Segment Highlights for the Third Quarter of 2026

Financial Highlights

●	Ended the quarter with cash, cash equivalents, and restricted cash of $43.5 million;
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Sold the remaining mining segment assets for total consideration received in the third quarter of $30.2 million, including cash receipt of $20.0 million, receipt of 2 million Mackay shares and relief of net reclamation liabilities;

●	Recorded a $14.0 million gain associated with the sale of the remaining mining segment assets;
●	Increased Metals Segment revenue in Q3 2026 to $341,751, or 45.4% from $235,074 in Q2 2026;
●	Increased Metals Segment deferred revenue in Q3 2026 to $4.55 million, or 18.3%, from $3.85 million at Q2 2026;
●	Continued Bioleum restructuring, cost reductions and Board-level strategic assessment of the business;
●	Reported a Q3 2026 net loss of $0.8 million, or $(0.01) per share, including the $14.0 million gain on the mining sale;
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Authorized a share repurchase program of up to 15 million shares of the Company’s common stock, from time to time, at the discretion of the Board of Directors, on terms, conditions and liquidity favorable to the Company; and

●	Common shares outstanding were 76.0 million at September 30, 2026, and 76.1 million shares at November 4, 2026.

“At quarter end, we held $39.5 million in unrestricted cash and $4.0 million in restricted cash, with no outstanding debt. Comstock received cash from the sale of our mining assets, completed the commissioning of recycling operations, gradually began ramping up the Metals line while receiving greater inventories from major customers,” said Corrado De Gasperis, Comstock’s Chief Executive Officer. “We also launched the strategic process for unlocking and monetizing SSOF while authorizing a share repurchase program available for future use as Comstock’s financial position and liquidity evolve.”

Corporate and Legacy Mining Segment

On August 21, 2026, Comstock completed the sale of its remaining mining and mining-related entities, recorded a gain of $14.0 million during the third quarter, and divested all of Comstock’s legacy mining assets, liabilities and related costs.

Comstock received both the initial payment of $20.0 million in cash and the first tranche payment of two million shares of Mackay Gold & Silver Corporation (“Mackay”) common stock on August 21, 2026. Mackay is scheduled to pay Comstock an additional $7.0 million by December 21, 2027, with an option to pay up to $2.0 million of that payment in shares of Mackay common stock. Mackay also assumed all the reclamation liabilities and associated surety bond obligations and related collateral.

Comstock Metals

“Our first industry-scale solar recycling facility began continuous operations in late September, and we are focused on consistent throughput and ramp up, crew proficiency, improving recovered-product quality and expanding customer deliveries,” said Dr. Fortunato Villamagna, President of Comstock Metals. “We have also concurrently designed and begun testing our first-of-a-kind metals recovery solution for the recovery of high-value silver, residual glass and other critical metals. That process is ahead of our original plans, and we expect the one-ton-per day pilot to be operating during the fourth quarter.”

●	Commissioned our first solar panel recycling production plant at our flagship Silver Springs, Nevada facility;
●	Designed, built, integrated, and commissioned our first glass upgrading system, ahead of schedule, in Silver Springs;
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Increased panel flow and total deferred revenue to $4.55 million for billed recycling services (not yet processed or recognized as revenue) and commenced issuing Certificates of Destruction for major customers (recognizing revenue);

●	Completed bench-scale testing for the first phase of recovery of silver and other metals;
●	Finalized the design, procurement and testing of our downstream one-ton-per day silver recovery process and plant;
●	Secured larger supply contracts while continuing the revenue ramp to the initial run rate of 25% of rated capacity; and
●	Advanced site selection, design and preliminary permitting for our second recycling production facility.

“We have now issued our first Certificates of Destruction from the new production facility, including to our top 5 key customer accounts, said Dr. Villamagna. “This represents one of our most critical milestones associated with the commencement of our recycling operations and our ongoing ability to effectively certify the complete extinguishment of these environmental liabilities for our customers and to deliver on our commitment for true peace of mind.”

Comstock Metals billed $3.30 million in new billings for the nine months ended September 30, 2026, as compared to $2.75 million for the nine months ended September 30, 2025, or a 20.2% increase reflecting a growing mix of tipping fees from our key accounts and customers. Comstock Metals billed $1.04 million in new billings for the three months ended September 30, 2026, as compared to $0.45 million for the three months ended September 30, 2025, or a 131.1% increase from key accounts.

Unprocessed panel feedstocks on hand have more than doubled since the prior year end and represent approximately 10,700 tons of materials at September 30, 2026, or an increase of 131.1% as compared to December 31, 2025. Unprocessed panels on hand have increased by 2,271 tons of material since the prior quarter, representing an increase of 26.9% since June 30, 2026.

Sierra Springs Opportunity Fund (SSOF)

SSOF’s land position is unique in the marketplace due to its location, connectivity, and proximity to established and expanding energy and data infrastructure, advanced manufacturing and computing centers and SSOF has engaged the Newmark Group Inc., and its subsidiaries (“Newmark,”) to preserve strategic flexibility and explore maximizing the value of the SSOF portfolio.

Comstock currently owns 48.64% of SSOF which has amalgamated over 2,200 acres of developable land in Silver Springs, Nevada, in addition to a leased manufacturing facility, a leased quarry, the Silver Springs Regional Airport, significant water and sewer rights, and the rights to access significant energy infrastructure assets.

“We have now added to and are further consolidating one of the most significant powered land positions for energy infrastructure, advanced manufacturing, data and computing platforms in Northern Nevada,” stated Mr. De Gasperis. “The Newmark team is directly facilitating our exploration of the monetization and development of SSOF and advancing our ultimate objective to maximize and monetize the value of those investments.”

While the completion of any development partnership or transaction is not guaranteed, the process is progressing on schedule.

Share Repurchase Program

On November 2, 2026, the Company’s Board of Directors authorized a share repurchase program (the “Program”) under which the Company may repurchase up to 15 million shares of its common stock. The Board authorized the Program because it believes the current share price does not reflect the value of the Company’s assets, including its cash, its interest in SSOF and its growing solar recycling platform. The Company expects to fund repurchases from the proceeds of future non-core asset sales, the remaining $7.0 million Mackay payment, the sale of its Mackay and Green Li-ion shareholdings and/or any potential SSOF-related transactions without reducing the capital committed to Comstock Metals’ growth plan.

Repurchases may be made from time to time in the open market, in privately negotiated transactions or otherwise, in compliance with Rule 10b-18 under the Securities Exchange Act of 1934. The manner, timing, price and volume of repurchases will be determined by the Board, at its discretion, subject to market conditions, relevant securities laws and other factors. All common stock repurchased by the Company will become treasury stock. The Program does not obligate the Company to purchase any particular number of shares, and there is no guarantee as to the number of shares to be repurchased, if any. The Program may be modified, suspended or discontinued at any time. Investors can access information from the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, filed with the Securities and Exchange Commission at www.sec.gov.

Comstock Metals Outlook

Comstock Metals completed the initial commissioning of its first fully integrated industry-scale solar-recycling facility in August 2026 and began continuous operations as the final phase of commissioning in late September 2026.

The Company has completed the bench testing and design of its one-ton-per-day pilot-scale metal-recovery process and plant to recover the silver and other metals from the tailings generated in our recycling facilities and commenced pilot operations.

We have signed Master Service Agreements (“MSA”) with multiple major utility and electronics-recycling aggregators across the Southwest, Midwest, Southeast and Texas. Comstock Metals has selected an Ohio site for its second recycling production facility, with additional sites to follow as Comstock Metals demonstrates profitability. Future facilities are expected to be phased, starting at approximately 25,000 tons per year and scaling to approximately 100,000 tons as local demand grows.

Comstock Metals has completed the following objectives for 2026:

●	Commissioned our first commercial plant with continuous operations;
●	Selected the site for our second production facility and commenced permitting;
●	Extended and operated an upgrading production line capable of making high specification glass materials; and
●	Finalized the design for downstream metal recovery of the solar panel tailings.

Comstock Metals has the remaining objectives for 2026:

●	Securing larger and longer-term supply contracts and continuing the solar recycling revenue and production ramp up;
●	Ordering the industry-scale equipment for our second facility post stabilization of our first plant; and
●	Operating a one-ton-per-day pilot that can recover silver and other metals.

We believe we are on track for completing all our 2026 objectives.

“Our first-of-a-kind solar recycling facility is up and running and we are currently ramping up to operate at a rate of at least 25% of our capacity, if not higher, during the fourth quarter,” concluded Mr. De Gasperis. “This represents three foundational milestones for us, including completion of full commissioning, demonstration of profitable unit economics, and a stable and reliable ramp up. Our same dedicated material science and engineering teams have made significant progress and now plan on operating our one-ton-per-day metal extraction pilot during the fourth quarter to validate higher-yielding silver extraction.”

Future revenue growth will depend on our operating performance as we scale production, the pace of new and ongoing repowering and replacement customer contracts, pricing and ultimate recovery economics.

CONFERENCE CALL DETAILS

Comstock’s Chief Executive Officer, Corrado De Gasperis, and Chief Financial Officer, Judd Merrill, will discuss third quarter 2026 results, recycling plant ramp-up, strategic land monetization, liquidity and milestones on Wednesday, November 4, 2026.

We invite all investors and other interested parties to register for the webinar at the link below.

Date:        Wednesday, November 4, 2026

Time:       4:30 p.m. ET

Register: Webinar Registration

The call includes a live presentation and a Q&A session.

You may submit your question(s) beforehand in the registration form (linked above) or by email at: ir@comstockinc.com.

About Comstock Inc.

Comstock Inc. (NYSE American: LODE) innovates and commercializes technologies, systems and supply chains that enable, support and sustain clean energy systems by efficiently, effectively, and expediently extracting and converting under-utilized natural resources into reusable metals, like silver, aluminum, and other critical minerals, primarily from end-of-life photovoltaics and renewable fuels, chemicals and animal feedstocks, primarily derived from proprietary crops and other forms of woody biomass for energy. To learn more, please visit www.comstock.inc.

Comstock Social Media Policy

Comstock Inc. has used, and intends to continue using, its investor relations link and main website at www.comstock.inc in addition to its X.com, LinkedIn and YouTube accounts, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contacts

For investor inquiries:

Judd B. Merrill, Chief Financial Officer

Tel (775) 413-6222

ir@comstockinc.com

For media inquiries:

Zach Spencer, Director of External Relations

Tel (775) 847-7573

media@comstockinc.com

Forward-Looking Statements

This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “forecast,” “seek,” “target,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: future market conditions; future financial, natural, and social gains; future prices and sales of, and demand for, our products and services; permits; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the Board of Directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land and asset sales; investments, acquisitions, joint ventures, strategic alliances and business combinations; litigation, administrative or arbitration proceedings; environmental compliance and changes in the regulatory environment; offerings of equity or debt securities; and future working capital needs, revenues, variable costs, throughput rates, operating expenses, debt levels, cash flows, margins, taxes and earnings. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company or any other issuer.